Exhibit 10.6

SIXTH AMENDMENT

TO THE

BROOKLINE SAVINGS BANK EMPLOYEE STOCK OWNERSHIP

PLAN

The Brookline Savings Bank Employee Stock Ownership Plan is hereby amended in accordance with the following:

1.               Section 5.2 of the Plan and all references thereto in the Plan shall be deleted, effective January 1, 2000, and existing Sections 5.3 and 5.4 of the Plan, and all references thereto in the Plan, shall be renumbered as Sections 5.2 and 5.3.

2.               Section 8.1 of the Plan shall be amended by replacing the words “Section 9.6” with the words “Sections 9.5 and 9.6” in its last sentence.

3.               Section 10.2.3 of the Plan shall be amended by inserting the following sentence before the last sentence of that section:

Any participant (other than a 5 percent owner) attaining  age 70 1/2  may elect by April 1 of the calendar year following the year in which the participant attained age 70 1/2  to defer distributions until the calendar year following the calendar years in which the participant retires. If no election is made, the participant will begin receiving distributions by the April 1 of the calendar year following the year in which the participant attained age 70 1/2.

4.               Section 10.9.1 of the Plan shall be amended, effective January 1, 1999, by adding the following clause after the words “Code Section 401(a)(9);”:

“any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code;”

5.               Section 12.4 of the Plan shall be amended in its entirety to provide as follows:

12.4  Valuation of Stock. If the valuation of any Stock is not established by reported trading on a generally recognized public market, the valuation of such Stock shall be determined by an independent appraiser. For purposes of the preceding sentence, the term“independent appraiser” means any appraiser meeting requirements similar to the requirements of the regulations prescribed under Section 170(a)(1) of the Code.

IN WITNESS WHEREOF, this Sixth Amendment has been adopted by the Bank as of the 21st day of March, 2001 and executed by its duly authorized officers.

ATTEST:	BROOKLINE SAVINGS BANK

\s\ Charles H. Peck	\s\ Richard P. Chapman, Jr.
Clerk	Executive Officer

BROOKLINE SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP PLAN

Amendment Number Seven

The Brookline Savings Bank Employee Stock Ownership Plan (the “Plan”) is hereby amended in accordance with the following:

1.             Section 15.5 of the Plan shall be deleted, effective January 1, 2000.  Section 15.5 shall be reserved for future use.

___________________________________________________________________________________________

Model Amendments for

the Community Renewal Tax Relief Act of 2000 (“CRA”)

and

the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”)

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2.             CRA: Model Language for Section 415(c)(3) Compensation Definition

For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in Section 2 of the Plan, definition of “415 Compensation,” compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the Employee by reasons of Code Section 132(f)(4).

This amendment shall also apply to the definition of compensation for purposes of Sections 2 of the Plan, definition of  “Highly Paid Employee” and definition of “Service,” and Section 15.3-2 of the Plan, definition of “Key Employee,” for Plan Years beginning on and after January 1, 2001.

3.             EGTRRA

A.            PREAMBLE

Adoption and effective date of amendment.  This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA).  This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be

construed in accordance with EGTRRA and guidance issued thereunder.   Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

Supersession of inconsistent provisions.  This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

B.            Section 5 of the Plan.  LIMITATIONS ON CONTRIBUTIONS

This section shall be effective for limitation years beginning after December 31, 2001.

1.                                    Maximum annual addition.  Except to the extent permitted under section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation year shall not exceed the lesser of:

1.             $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

2.             100 percent of the Participant’s compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in 2. shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

C.            Section 2 of the Plan.  INCREASE IN COMPENSATION LIMIT

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.   Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

D.            Section 15 of the Plan.  MODIFICATION OF TOP-HEAVY RULES

1.             Effective date.  This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years.  This section amends section 15 of the Plan.

2.                                      Determination of top-heavy status.

2.1                                 Key employee.  Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.   The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2                                 Determination of present values and amounts.  This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

2.2.1                        Distributions during year ending on the determination date.  The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.   In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

2.2.2                        Employees not performing services during year ending on the determination date.  The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

3.                                       Minimum benefits.

3.1                                 Matching contributions.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

3.2                                 Contributions under other plans.  If the Employer maintains a qualified plan in addition to this Plan and more than one such plan is determined to be Top-Heavy, a minimum contribution or a minimum benefit shall be provided in one of such other plans (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met).

5.             Section 10.9 of the Plan.  DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1.                                       Effective date.  This section shall apply to distributions made after December 31, 2001.

2.                                       Modification of definition of eligible retirement plan.  For purposes of the direct rollover provisions in section 10.9 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

3.                                       Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in section 10.9 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

IN WITNESS WHEREOF, this Amendment Number Seven has been executed by the duly authorized officers of Brookline Savings Bank as of the 27th day of February, 2002.

ATTEST:		BROOKLINE SAVINGS BANK

By:	\s\ Paul R. Bechet	\s\ Richard P. Chapman, Jr.
	Chief Financial Officer	Executive Officer

BROOKLINE SAVINGS BANK

________________________________________

Resolutions of the Board of Directors

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WHEREAS, the Board of Directors (the “Board”) of Brookline Savings Bank (the “Bank”) maintains the Brookline Savings Bank Employee Stock Ownership Plan (the “Plan”); and

WHEREAS, the Board desires to conform the Plan with tax law changes; and

WHEREAS, Section 13.4 of the Plan permits the Bank to amend the Plan from time to time.

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be, and hereby is, amended in accordance with Amendment Number Seven containing the Model Amendments for the Community Renewal Tax Relief Act of 2000 and the Economic Growth and Tax Relief Reconciliation Act of 2001 attached hereto and made a part hereof, effective as set forth therein; and be it

RESOLVED, FURTHER, that the Plan Committee shall be, and the same hereby is, authorized, empowered and directed to take any and all action necessary for the implementation of the aforesaid amendments.

OFFICER’S CERTIFICATE

I, ______________________________________, Chief Financial Officer of Brookline Savings Bank, do hereby certify that the above resolutions were adopted by the Board of Directors at a meeting duly held on ____________________ ________, 2002.

Dated: _____________________________, 2002

__________________________________

Chief Financial Officer